Exhibit 99.(g)(7)

AMENDMENT
TO
AGENCY AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into on August 15, 2022 (the “Effective Date”), by and among DST SYSTEMS, INC., (“DST”), FIRST EAGLE FUNDS, FIRST EAGLE VARIABLE FUNDS and FIRST EAGLE CREDIT OPPORTUNITIES FUND (collectively, the “Funds”). DST and the Funds are parties to the AGENCY AGREEMENT executed on March 1, 2016, as subsequently amended (“Agency Agreement”).

WHEREAS, the parties intend to include additional products under Schedule I of the Agency Agreement;

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Funds and DST agree to amend the Agency Agreement as follows:

1.	Schedule I. List of Trusts. Schedule I, List of Trusts is deleted in its entirety and replaced with a new Schedule I, List of Funds attached hereto.

2.	Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agency Agreement and to the extent of any conflict between the Agency Agreement and this Amendment, this Amendment shall control. Except as specifically modified by this Amendment, the terms and conditions of the Agency Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

FIRST EAGLE FUNDS		FIRST EAGLE VARIABLE FUNDS

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone

Title:	SVP	Title:	SVP

FIRST EAGLE CREDIT OPPORTUNITIES FUND

By:	/s/ Joseph Malone

Title:	SVP

DST SYSTEMS, INC.

By:

Title:	President

Schedule I

LIST OF FUNDS

As of August 15, 2022

FUND/DESCRIPTION	Class	CUSIP
First Eagle U.S. Smid Cap Opportunity Fund	A	32008F168
First Eagle U.S. Smid Cap Opportunity Fund	I	32008F150
First Eagle U.S. Smid Cap Opportunity Fund	R6	32008F143
First Eagle Credit Opportunities Fund	A	32010B205
First Eagle Credit Opportunities Fund	I	32010B106
First Eagle Credit Opportunities Fund	A-2	32010B304
First Eagle Fund of America	R3	32008F358
First Eagle Fund of America	R4	32008F341
First Eagle Fund of America	R5	32008F333
First Eagle Fund of America	R6	32008F325
First Eagle Fund of America	A	32008F853
First Eagle Fund of America	C	32008F846
First Eagle Fund of America	I	32008F663
First Eagle Fund of America	Y	32008F838
First Eagle Global Fund	A	32008F507
First Eagle Global Fund	C	32008F705
First Eagle Global Fund	I	32008F606
First Eagle Global Fund	R3	32008F622
First Eagle Global Fund	R4	32008F614
First Eagle Global Fund	R5	32008F598
First Eagle Global Fund	R6	32008F580
First Eagle Global Income Builder Fund	A	32008F697
First Eagle Global Income Builder Fund	C	32008F689
First Eagle Global Income Builder Fund	I	32008F671
First Eagle Global Income Builder Fund	R3	32008F440
First Eagle Global Income Builder Fund	R4	32008F432
First Eagle Global Income Builder Fund	R5	32008F424
First Eagle Global Income Builder Fund	R6	32008F416
First Eagle Global Real Assets Fund	A	32008F192
First Eagle Global Real Assets Fund	I	32008F184
First Eagle Global Real Assets Fund	R6	32008F176
First Eagle Gold Fund	A	32008F408
First Eagle Gold Fund	C	32008F788
First Eagle Gold Fund	I	32008F770
First Eagle Gold Fund	R3	32008F481
First Eagle Gold Fund	R4	32008F473
First Eagle Gold Fund	R5	32008F465
First Eagle Gold Fund	R6	32008F457
First Eagle High Income Fund	R3	32008F390

FUND/DESCRIPTION	Class	CUSIP
First Eagle High Income Fund	R4	32008F382
First Eagle High Income Fund	R5	32008F374
First Eagle High Income Fund	R6	32008F366
First Eagle High Income Fund	A	32008F739
First Eagle High Income Fund	C	32008F721
First Eagle High Income Fund	I	32008F713
First Eagle Overseas Fund	A	32008F101
First Eagle Overseas Fund	C	32008F804
First Eagle Overseas Fund	I	32008F200
First Eagle Overseas Fund	R3	32008F572
First Eagle Overseas Fund	R4	32008F564
First Eagle Overseas Fund	R5	32008F556
First Eagle Overseas Fund	R6	32008F549
First Eagle Overseas Variable Fund		32008B100
First Eagle Small Cap Opportunity Fund	A	32008F226
First Eagle Small Cap Opportunity Fund	I	32008F234
First Eagle Small Cap Opportunity Fund	R6	32008F218
First Eagle U.S. Value Fund	R3	32008F531
First Eagle U.S. Value Fund	R4	32008F523
First Eagle U.S. Value Fund	R5	32008F515
First Eagle U.S. Value Fund	R6	32008F499
First Eagle U.S. Value Fund	A	32008F887
First Eagle U.S. Value Fund	C	32008F879
First Eagle U.S. Value Fund	I	32008F861